UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 12, 2005
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)
1-5318 25-0900168
(Commission File Number) (IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
Item 9.01 Financial Statements and Exhibits.
EX-99.1

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     Effective October 3, 2005, the Kennametal Thrift Plus Plan, the Kennametal Retirement Income Savings Plan, and the Kennametal Savings Plan (collectively, the “Plans”) will be transferring recordkeeping and trustee services to Fidelity Investments. The transfer will necessitate a blackout period for the participants in the Plans during which participants will be temporarily unable to direct or diversify investments in their individual accounts, rollover or transfer assets from these Plans to another plan, obtain in-service or hardship withdrawals, obtain Plan loans or obtain distributions from the Plans. The class of equity securities that will be subject to the blackout period is Kennametal Inc.’s common stock. The blackout period is expected to begin on September 26, 2005 and is expected to end the week of October 9, 2005.
     As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR (17 CFR §245) promulgated by the Securities and Exchange Commission (“SEC”), Kennametal Inc. (“Kennametal”) has transmitted a notice of the blackout period to its directors and executive officers concurrently with the filing of this Current Report on Form 8-K with the SEC. The form of notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.04.
     During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and ending dates of the blackout period, by contacting Kennametal’s Legal Department, 1600 Technology Way, P.O. Box 231, Latrobe, PA 15650-0231, Telephone: (724) 539-6578.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	Form of Notice of Blackout Period to directors and officers, dated as of September 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC. Registrant
Date: September 12, 2005	By:	/s/ David W. Greenfield
David W. Greenfield
Vice President, Secretary and General Counsel